

                                                                                                                   Exhibit A-8
                                                                                                                   (Unaudited)


                                           Nicor Energy Ventures Company
                                            Consolidating Balance Sheet
                                                December 31, 2003
                                                   (Millions)

                                             Nicor Energy  Nicor         Nicor Energy                Adjustments
                                             Ventures      Enerchange    Services         Other         and
                                             Company       L.L.C.        Company       Subsidiaries  Eliminations  Consolidated
                                             ------------  ------------  ------------  ------------  ------------  ------------

ASSETS

Current assets
   Cash and cash equivalents                 $       4.1   $       3.4   $       0.3  $        4.6   $         -    $     12.4
   Short-term investments, at cost
     which approximates market                         -             -           0.2             -             -           0.2
   Receivables                                       0.4          52.2           6.2           2.0             -          60.8
   Gas in storage                                      -          27.0             -             -             -          27.0
   Deferred income taxes                               -           4.2             -             -             -           4.2
   Other                                               -           3.2           1.9           0.1             -           5.2
                                             ------------  ------------  ------------  ------------  ------------  ------------
                                                     4.5          90.0           8.6           6.7             -         109.8
                                             ------------  ------------  ------------  ------------  ------------  ------------

Investments in continuing subsidiaries              17.9             -             -             -         (17.9)            -
                                             ------------  ------------  ------------  ------------  ------------  ------------

Property, plant and equipment, at cost               0.8           1.4           5.2           0.1             -           7.5
   Less accumulated depreciation                     0.7           0.4           1.0             -             -           2.1
                                             ------------  ------------  ------------  ------------  ------------  ------------
                                                     0.1           1.0           4.2           0.1             -           5.4
                                             ------------  ------------  ------------  ------------  ------------  ------------

Other assets                                         3.2             -           4.9             -          (0.4)          7.7
                                             ------------  ------------  ------------  ------------  ------------  ------------

                                             $      25.7   $      91.0   $      17.7   $       6.8   $     (18.3)  $     122.9
                                             ============  ============  ============  ============  ============  ============


LIABILITIES AND CAPITALIZATION

Current liabilities
   Short-term borrowings                     $        -    $      33.8   $       0.7   $       2.0   $         -   $     36.5
   Accounts payable                                  0.1          47.6           5.6           5.8             -         59.1
   Other                                               -           1.2           0.5           0.5          (0.2)         2.0
                                             ------------  ------------  ------------  ------------  ------------  -----------
                                                     0.1          82.6           6.8           8.3          (0.2)        97.6
                                             ------------  ------------  ------------  ------------  ------------  -----------

Deferred credits and other liabilities
   Deferred income taxes                             0.1           0.1           0.4          (0.7)            -         (0.1)
   Other                                               -             -           0.2          (0.1)            -          0.1
                                             ------------  ------------  ------------  ------------  ------------  -----------
                                                     0.1           0.1           0.6          (0.8)            -            -
                                             ------------  ------------  ------------  ------------  ------------  -----------
Capitalization
   Common stock                                      8.4             -           5.2           6.9         (12.1)         8.4
   Paid-in capital                                   5.5           0.8           2.3             -          (3.1)         5.5
   Retained earnings                                10.5           6.4           2.8          (7.6)         (1.8)        10.3
   Accumulated other comprehensive income            1.1           1.1             -             -          (1.1)         1.1
                                             ------------  ------------  ------------  ------------  ------------  -----------
                                                    25.5           8.3          10.3          (0.7)        (18.1)        25.3
                                             ------------  ------------  ------------  ------------  ------------  -----------

                                             $      25.7   $      91.0   $      17.7   $       6.8   $     (18.3)  $    122.9
                                             ============  ============  ============  ============  ============  ===========


Note:  Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.
